Exhibit 99.1

Phillips Edison – ARC Shopping Center REIT Inc. Reports Fourth Quarter and Year-End 2011 Results

CINCINNATI – (BUSINESS WIRE) – Phillips Edison – ARC Shopping Center REIT Inc. (“Phillips Edison – ARC” or the “Company”), a public, non-traded REIT focused on the acquisition and management of well-occupied grocery-anchored neighborhood and community shopping centers, today announced its operating results for the three months and year ended December 31, 2011.

Highlights from the year ended December 31, 2011:

•	Acquired five grocery-anchored retail centers totaling 405,434 square feet for an aggregate purchase price of $55.9 million.

•	Reported total portfolio occupancy of 92.8 percent as of December 31, 2011.

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Entered into a joint venture with institutional investors who have committed to invest $50 million in grocery-anchored neighborhood and community shopping centers. These institutional investors are advised by CBRE Investors Global Multi Manager. The Company has committed to fund $59 million to the joint venture. During the quarter ended December 31, 2011, the Company funded its initial capital commitment through the contribution of its six wholly-owned properties and cash. Assuming 50% leverage, the joint venture, when fully funded, is expected to own over $200 million of properties. The Company holds a controlling 54 percent interest in this joint venture

•	Issued 2.7 million shares of common stock, including the dividend reinvestment plan, generating gross proceeds of $25.4 million from inception through year ended December 31, 2011.

•	Generated Modified Funds from Operations (“MFFO”) of $398,000 and $878,000 during the three months and year ended December 31, 2011, respectively.

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Paid monthly distributions totaling $330,000 and $873,000 for the three months and year ended December 31, 2011, respectively, which equate to an annualized distribution rate of 6.5% based on an offering price of $10.00 per share.

•	Reported a leverage ratio of 51.8 percent and total portfolio weighted average interest rate of 2.9 percent as of December 31, 2011.

•	Subsequent to the year-end, acquired two Food Lion-anchored shopping centers located in North Carolina, totaling 129,272 square feet, for a combined purchase price of $11.55 million.

PORTFOLIO UPDATE

As of December 31, 2011, the Company, through its joint venture with the CBRE advised institutional investors, owned seven properties, listed below:

Property Name	Location	Property Type	Date Acquired	Contract Purchase Price (1)	Rentable Square Footage	Annualized Effective Rent (2)	Annualized Effective Rent per Leased Square Foot	Average Remaining Lease Term in Years	% Leased
Lakeside Plaza	Salem, Virginia	Shopping Center	12/10/10	$8.75 million	82,033	$821,740	$10.13	5.4 years	98.9%
Snow View Plaza	Parma, Ohio	Shopping Center	12/15/10	$12.30 million	100,460	$1,114,368	$12.05	7.3 years	92.0%
St. Charles Plaza	Haines City, Florida	Shopping Center	6/10/11	$10.10 million	65,000	$903,523	$14.43	12.3 years	96.3%
Southampton Village	Tyrone, Georgia	Shopping Center	10/14/11	$8.35 million	77,956	$812,422	$12.05	10.0 years	86.5%
Centerpoint	Easley, South Carolina	Shopping Center	10/14/11	$6.85 million	72,287	$680,007	$11.11	10.3 years	82.8%
Burwood Village Center	Glen Burnie, Maryland	Shopping Center	11/9/11	$16.60 million	105,834	$1,409,602	$13.75	7.4 years	96.9%
Cureton Town Center	Waxhaw, North Carolina	Shopping Center	12/29/11	$13.95 million	84,357	$1,107,532	$14.15	12.2 years	92.8%

(1)	The contract purchase price excludes closing costs and acquisition costs.
(2)	We calculate annualized effective rent as monthly contractual rent as of December 31, 2011 multiplied by 12 months, less any tenant concessions.

The weighted-average remaining lease term of grocery anchor tenants at the properties listed above was approximately 11.4 years as of December 31, 2011.

FINANCIAL UPDATE

Funds from operations, or FFO, is a non-GAAP performance financial measure that is widely recognized as a measure of REIT operating performance. The Company uses FFO as defined by the National Association of Real Estate Investment Trusts to be net income (loss), computed in accordance with GAAP excluding extraordinary items, as defined by GAAP, and gains (or losses) from sales of property (including deemed sales and settlements of pre-existing relationships), plus depreciation and amortization on real estate assets and impairment charges, and after related adjustments for unconsolidated partnerships, joint ventures and subsidiaries and non-controlling interests. The Company believes that FFO is helpful to its investors and its management as a measure of operating performance because it excludes real estate-related depreciation and amortization, gains and losses from property dispositions, impairment charges, and extraordinary items, and as a result, when compared year to year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, which are not immediately apparent from net income. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate and intangibles diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting alone to be insufficient. As a result, the Company’s management believes that the use of FFO, together with the required GAAP presentations, is helpful for its investors in understanding the Company’s performance. In particular, because GAAP impairment charges are not allowed to be reversed if the underlying fair values improve or because the timing of impairment charges may lag the onset of certain operating consequences, the Company believes FFO provides useful supplemental information related to current consequences, benefits and sustainability related to rental rate, occupancy and other core operating fundamentals. Factors that impact FFO include start-up costs, fixed costs, delay in buying assets, lower yields on cash held in accounts, income from portfolio properties and other portfolio assets, interest rates on acquisition financing and operating expenses. In addition, FFO will be affected by the types of investments in the Company’s targeted portfolio which will consist of, but is not limited to, grocery-anchored neighborhood and community shopping centers, first- and second-priority mortgage loans, mezzanine loans, bridge and other loans, mortgage-backed securities, collateralized debt obligations, and debt securities of real estate companies. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted cash flows from a property, including estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of FFO as described above, as impairments are based on estimated future undiscounted cash flows, investors are cautioned that the Company may not recover any impairment charges. FFO is not a useful measure in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining FFO.

Since FFO was promulgated, GAAP has expanded to include several new accounting pronouncements, such that management and many investors and analysts have considered the presentation of FFO alone to be insufficient. Accordingly, in addition to FFO, the Company uses modified funds from operations, or MFFO, as defined by the Investment Program Association (“IPA”). MFFO excludes from FFO the following items:

(1)	acquisition fees and expenses;

(2)	straight-line rent amounts, both income and expense;

(3)	amortization of above- or below-market intangible lease assets and liabilities;

(4)	amortization of discounts and premiums on debt investments;

(5)	gains or losses from the early extinguishment of debt;

(6)	gains or losses on the extinguishment or sales of hedges, foreign exchange, securities and other derivatives holdings except where the trading of such instruments is a fundamental attribute of our operations;

(7)	gains or losses related to fair-value adjustments for derivatives not qualifying for hedge accounting, including interest rate and foreign exchange derivatives;

(8)	gains or losses related to consolidation from, or deconsolidation to, equity accounting;

(9)	gains or losses related to contingent purchase price adjustments; and

(10)	adjustments related to the above items for unconsolidated entities in the application of equity accounting.

The Company believes that MFFO is helpful in assisting management and investors assess the sustainability of operating performance in future periods and, in particular, after the Company’s offering and acquisition stages are complete, primarily because it excludes acquisition expenses that affect property operations only in the period in which the property is acquired. Thus, MFFO provides helpful information relevant to evaluating the Company’s operating performance in periods in which there is no acquisition activity.

As explained below, management’s evaluation of the Company’s operating performance excludes the items considered in the calculation based on the following economic considerations. Many of the adjustments in arriving at MFFO are not applicable to the Company. Nevertheless, the Company explains below the reasons for each of the adjustments made in arriving at its MFFO definition.

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Acquisition fees and expenses. In evaluating investments in real estate, including both business combinations and investments accounted for under the equity method of accounting, management’s investment models and analyses differentiate costs to acquire the investment from the operations derived from the investment. Prior to 2009, acquisition costs for both of these types of investments were capitalized under GAAP; however, beginning in 2009, acquisition costs related to business combinations are expensed. Both of these acquisition-related costs have been and will continue to be funded from the proceeds of the Company’s public offering and generally not from operations. The Company believes by excluding expensed acquisition costs, MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties. Acquisition fees and expenses include those paid to the advisor, the sub-advisor or third parties.

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Adjustments for straight-line rents and amortization of discounts and premiums on debt investments. In the proper application of GAAP, rental receipts and discounts and premiums on debt investments are allocated to periods using various systematic methodologies. This application may result in income recognition that could be significantly different than underlying contract terms. By adjusting for these items, MFFO provides useful supplemental information on the realized economic impact of lease terms and debt investments and aligns results with management’s analysis of operating performance.

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Adjustments for amortization of above or below market intangible lease assets. Similar to depreciation and amortization of other real estate related assets that are excluded from FFO, GAAP implicitly assumes that the value of intangibles diminishes ratably over time and that these charges be recognized currently in revenue. Since real estate values and market lease rates in the aggregate have historically risen or fallen with market conditions, management believes that by excluding these charges, MFFO provides useful supplemental information on the performance of the real estate.

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Gains or losses related to fair-value adjustments for derivatives not qualifying for hedge accounting and gains or losses related to contingent purchase price adjustments. Each of these items relates to a fair value adjustment, which is based on the impact of current market fluctuations and underlying assessments of general market conditions and specific performance of the holding, which may not be directly attributable to current operating performance. As these gains or losses relate to underlying long-term assets and liabilities, management believes MFFO provides useful supplemental information by focusing on the changes in core operating fundamentals rather than changes that may reflect anticipated gains or losses.

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Adjustment for gains or losses related to early extinguishment of hedges, debt, consolidation or deconsolidation and contingent purchase price. Similar to extraordinary items excluded from FFO, these adjustments are not related to continuing operations. By excluding these items, management believes that MFFO provides supplemental information related to sustainable operations that will be more comparable between other reporting periods and to other real estate operators.

By providing MFFO, the Company believes it is presenting useful information that also assists investors and analysts to better assess the sustainability of its operating performance after the offering and acquisition stages are completed. The Company also believes that MFFO is a recognized measure of sustainable operating performance by the non-listed REIT industry. MFFO is useful in comparing the sustainability of the Company’s operating performance after its offering and acquisition stages are completed with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities. However, investors are cautioned that MFFO should only be used to assess the sustainability of the Company’s operating performance after its offering and acquisition stages are completed, as it excludes acquisition costs that have a negative effect on operating performance during the periods in which properties are acquired. Acquisition costs also adversely affect the Company’s book value and equity.

FFO or MFFO should not be considered as an alternative to net income (loss), nor as an indication of our liquidity, nor is either indicative of funds available to fund the Company’s cash needs, including our ability to fund distributions. In particular, as the Company currently in the acquisition phase of its life cycle, acquisition-related costs and other adjustments that are increases to MFFO are, and may continue to be, a significant use of cash. MFFO has limitations as a performance measure in an offering such as the Company’s where the price of a share of common stock is a stated value and there is no net asset value determination during the offering stage and for a period thereafter. Accordingly, both FFO and MFFO should be reviewed in connection with other GAAP measurements. The Company’s FFO and MFFO as presented may not be comparable to amounts calculated by other REITs.

The following section presents the Company’s calculation of FFO and MFFO and provides additional information related to its operations (in thousands, except per share amounts). As a result of the timing of the commencement of the Company’s public offering and its active real estate operations, FFO and MFFO are not relevant to a discussion comparing operations for the periods presented. The Company expects revenues and expenses to increase in future periods as it raises additional offering proceeds and use them to acquire additional investments.

NET LOSS TO MFFO RECONCILIATION

($000’s)
	Three months ended December 31, 2011	Year ended December 31, 2011	Year ended December 31, 2010
Net loss attributable to Company shareholders	$(1,071)	$(2,364)	$(747)
Depreciation and amortization	647	1,500	81
Noncontrolling interests	(117)	(117)	—

Funds from operations	$(541)	$(981)	$(666)
Acquisition-related expenses	1,011	1,751	467
Amortization of above/below market leases	98	312	17
Straight-line rental income	(45)	(79)	—
Noncontrolling interests	(124)	(124)	—

MFFO	$399	$879	$(182)

Distributions paid	$330	$873	$—

To view complete details of the Company’s performance for the year ended December 31, 2011, and to find more information about the Company’s MFFO, please refer to the Company’s Annual Report on Form 10-K.

About Phillips Edison – ARC Shopping Center REIT Inc.

Phillips Edison-ARC Shopping Center REIT, Inc. is a public non-traded REIT that seeks to acquire and manage well-occupied grocery-anchored neighborhood and community shopping centers having a mix of solid national and regional retailers selling necessity-based goods and services, in strong demographic markets throughout the United States. The REIT is co-sponsored by two industry leaders: Phillips Edison & Company, who has acquired over $1.8 billion in shopping centers throughout the United States, and AR Capital, a real estate investment program sponsor dedicated to governance best practices. As of March 23, 2012, Phillips Edison-ARC owned, directly or indirectly through a joint venture in which it has a controlling interest, and managed a quality retail portfolio consisting of nine grocery-anchored shopping centers totaling 717,199 square feet. For more information on the company, please visit the website at www.phillipsedison-arc.com.

Contacts

DeFazio Communications, LLC

Tony DeFazio, 484-532-7783

tony@defaziocommunications.com

or

Phillips Edison – ARC Shopping Center REIT Inc.

John Bessey, President, 513-619-5037

jbessey@phillipsedison.com